Exhibit 4.11

WARRANT certificate

THIS WARRANT certificate AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT certificate HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

Warrant Shares Issuable: Up to 100,000 Shares of Common Stock

Warrant Certificate No.: HW-03

Issue Date: February 25, 2026 (the “Issue Date”)

FOR VALUE RECEIVED, Biodesix, Inc. a Delaware corporation (the “Company”), hereby certifies that Perceptive Credit Holdings IV, LP or any of its registered assigns (collectively, the “Holder”) is entitled to purchase from the Company up to 100,000 duly authorized, validly issued, fully paid and nonassessable shares of the Company’s Common Stock at the per share Exercise Price (defined below), all subject to the terms, conditions and adjustments set forth below in this Warrant Certificate. Certain capitalized terms used herein are defined in Section 1.

This Warrant Certificate has been issued pursuant to the terms of the Sixth Amendment to Credit Agreement and Guaranty, dated as of February 25, 2026 (the “Sixth Amendment”), which amends that certain Credit and Guaranty Agreement, dated as of November 16, 2022 (as amended pursuant to that certain First Amendment to Credit Agreement and Guaranty, dated as of May 10, 2023, as amended pursuant to that certain Second Amendment to Credit Agreement and Guaranty, dated as of August 4, 2023, as amended pursuant to that certain Third Amendment to Credit Agreement and Guaranty, dated as of February 29, 2024, as amended pursuant to that certain Fourth Amendment to Credit Agreement and Guaranty, dated as of October 30, 2024, and as amended pursuant to that certain Fifth Amendment to Credit Agreement and Guaranty, dated as of February 28, 2025 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Sixth Amendment, the “Credit Agreement”), among the Company, as the borrower, the guarantors party thereto and Perceptive Credit Opportunities Fund IV, LP, as the lender.

Section 1.
Definitions. The following terms when used herein have the following meanings:

“Acquisition” has the meaning set forth in Section 3(m).

“Aggregate Exercise Price” means, with respect to any exercise of this Warrant Certificate for Warrant Shares, an amount equal to the product of (i) the number of Warrant

Shares in respect of which this Warrant Certificate is then being exercised pursuant to Section 3 multiplied by (ii) the Exercise Price.

“Anticipated Sale” has the meaning set forth in Section 3(j).

“Bloomberg” has the meaning set forth within the definition of VWAP.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close.

“Cash Acquisition” has the meaning set forth in Section 3(m).

“Cashless Exercise” has the meaning set forth in Section 3(b).

“Charter” means the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 30, 2020 (as the same may be amended).

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Credit Agreement” has the meaning set forth in the preamble.

“Delivery Deadline” means two (2) Business Days after delivery of an Exercise Certificate in respect of such exercise.

“Delivery Failure” means the failure by the Company, for any reason, to deliver Warrant Shares to the Holder or its designee on or prior to the Delivery Deadline.

“DTC” means the Depository Trust Company.

“Existing Credit Agreement” has the meaning set forth in the recitals.

“DWAC” has the meaning set forth in Section 3(i).

“Effectiveness Date” means, with respect to the Registration Statement required to be filed under Section 6(b), the 30th calendar day following the Filing Date (or, in the event of a “full review” by the SEC, the 60th calendar day following the date hereof); provided, however, that in the event the Company is notified by the SEC that such Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Form S-3” means the registration statement form promulgated by the SEC for use in registering securities under the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Certificate” has the meaning set forth in Section 3(a)(i).

“Exercise Date” means, for any given exercise of this Warrant Certificate, whether in whole or in part, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Eastern time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Certificate and the Aggregate Exercise Price.

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” means $12.93.

“Fair Market Value” means, if the Company’s equity securities are listed on a Trading Market, as of any particular Trading Day, (i) the VWAP of such equity securities for such day or (ii) if there have been no sales on any Trading Market on any such day, the average of the highest bid and lowest asked prices for the Company’s equity securities on all applicable Trading Markets at the end of such day. If the Company’s equity securities are not listed, quoted or otherwise available for trading, the “Fair Market Value” of the applicable class of equity securities shall be the fair market value, per share, of such equity securities as determined jointly by the Board and the Holder.

“FAST” has the meaning set forth in Section 3(i).

“Filing Date” has the meaning set forth in Section 6(b).

“First Warrant Certificate” means that certain Warrant Certificate (HW-01) by and between the Company and the Holder, dated as of November 21, 2022, as amended by that certain First Amendment to Warrant Certificate, dated as of February 28, 2025, and Second Amendment to Warrant Certificate, dated as of May 12, 2025.

“Fundamental Change” means any event or circumstance that constitutes or results in (i) a Change in Control, as defined in the Credit Agreement (as in effect as of the date hereof) or (ii) the liquidation, bankruptcy, dissolution or winding-up (or the occurrence of any analogous proceeding) of the Company.

“Holder” has the meaning set forth in the preamble.

“Issue Date” has the meaning set forth in the preamble.

“Liquidity Event” means: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or (c) the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“OTC Bulletin Board” means the National Association of Securities Dealers, Inc. OTC Bulletin Board.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchase Rights” has the meaning set forth in Section 5.

“Registrable Securities” means the Warrant Shares issuable upon the exercise of this Warrant Certificate, the First Warrant Certificate and the Second Warrant Certificate, as applicable. For purposes of the registration rights set forth herein, such Warrant Shares shall be deemed Registrable Securities at all times that the Holder has the right to acquire them from the Company, whether or not such exercise has actually been effected; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, or (b) such Registrable Securities have been previously sold in accordance with Rule 144.

“Rule 501” means Rule 501 promulgated by the SEC under the Securities Act.

“Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Second Warrant Certificate” means that certain Warrant Certificate (HW-02) by and between the Company and the Holder, dated as of May 10, 2023, as amended by that certain First Amendment to Warrant Certificate, dated as of May 12, 2025.

“Sixth Amendment” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means Nasdaq or, if the Company’s equity securities are not listed on Nasdaq, such other principal US or foreign exchange or market (including the OTC Bulletin Board) on which the Company’s equity securities are quoted or available for trading.

“Transfer Agent” has the meaning set forth in Section 3(c)(ii).

“Unlegended Shares” has the meaning set forth in Section 12(a)(iii).

“Unrestricted Conditions” has the meaning set forth in Section 12(a)(ii).

“VWAP” means, for any security as of any day or period of days (as the case may be), the volume weighted average sale price on Nasdaq as reported by, or based upon data reported by Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably acceptable to the Holder and the Company (collectively, “Bloomberg”) or, if Nasdaq is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg or, if no volume weighted average sale price is reported for such security by Bloomberg, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the

Financial Industry Regulatory Authority, Inc. or on the OTC Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc.; provided that if VWAP cannot be calculated for such security on such date in the manner provided above, the VWAP shall be the fair market value as mutually determined by the Company and the Holder.

“Warrant” or “Warrant Certificate” means this Warrant Certificate and all subsequent warrant certificates issued upon division, combination or transfer of, or in substitution for, this Warrant Certificate.

“Warrant Register” has the meaning set forth in Section 7.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant Certificate in accordance with the terms of this Warrant Certificate.

Section 2.
Term of Warrant Certificate. Subject to the terms and conditions hereof, and subject to any automatic exercise pursuant to Section 3(m), at any time or from time to time on or after the date hereof and prior to 5:00 p.m., Eastern time, on the tenth anniversary of such date or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant Certificate may exercise this Warrant Certificate for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).
Section 3.
Exercise of Warrant Certificate.
(a)
Exercise Procedure. This Warrant Certificate may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:
(i)
delivery to the Company at its then principal executive office of an Exercise Certificate in the form attached hereto as Exhibit A (each, an “Exercise Certificate”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and
(ii)
payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).
(b)
Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Certificate, by any of the following methods:
(i)
by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;
(ii)
by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant Certificate with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price;

(iii)
by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price or (y) any other securities or any debt of the Company (including shares of Common Stock) having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value (A) in the case of debt, shall be the principal amount thereof plus accrued and unpaid interest, and (B) in the case of shares of Common Stock, shall be the Fair Market Value thereof); or
(iv)
any combination of the foregoing.

In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to Section 3(b)(ii), (iii) or (iv) (solely to the extent of such withholding or surrender, a “Cashless Exercise”) where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) the value thereof as of the Exercise Date determined in accordance with Section 3(b)(iii).

For purposes of Rule 144, it is acknowledged and agreed that (i) the Warrant Shares issuable upon any exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have been acquired on the date hereof, and (ii) the holding period for any Warrant Shares issuable upon the exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have commenced on the date hereof.

(c)
Delivery of Stock Certificates.
(i)
With respect to any exercise of this Warrant Certificate by the Holder, upon receipt by the Company of an Exercise Certificate and delivery of the Aggregate Exercise Price (in accordance with Section 3(b)), the Company shall, on or before the Delivery Deadline, issue and deliver (or cause its Transfer Agent to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of Warrant Shares for the portion of this Warrant Certificate so exercised on such date, together with cash in lieu of any fraction of a share, as provided in Section 3(d). The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Certificate and shall be registered in the name of the Holder or, subject to compliance with Section 8, such other Person’s name as shall be designated in the Exercise Certificate. This Warrant Certificate shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.
(ii)
If, at the time of exercise, the Company has a Transfer Agent, then upon the exercise of this Warrant Certificate in whole or in part, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, to assure that the Company’s transfer agent (the “Transfer Agent”) shall issue Warrant Shares in the name of the Holder (or its nominee) or such other Persons as designated by the Holder (in compliance with Section 8) and in such denominations to be specified in the Exercise Certificate. The Company represents and warrants that no instructions other than the foregoing instructions will be given to the Transfer Agent and that, unless waived by the Holder, this Warrant Certificate and the Warrant Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Warrant Shares if the Unrestricted Conditions are met.
(iii)
In addition to any other remedies which may be available to the Holder, in the event of any Delivery Failure relating to the issuance of Warrant Shares upon exercise of this Warrant Certificate, the Holder will be entitled to revoke all or part of the relevant Exercise Certificate by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such Exercise Certificate.
(d)
Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant Certificate. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall (unless waived by the Holder) pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.
(e)
Surrender of this Warrant Certificate; Delivery of New Warrant Certificate.
(i)
The Holder shall not be required to physically surrender this Warrant Certificate to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant Certificate has been exercised in full, in which case, the Holder shall, at the written request of the Company, surrender this Warrant Certificate to the Company for cancellation within three (3) Business Days after the date the final Exercise Certificate is delivered to the Company. Partial exercises of this Warrant Certificate resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant Certificate, acknowledge and agree that, by reason of the provisions of this Section 3(e), following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
(ii)
Notwithstanding the foregoing, the Holder may request that the Company (and the Company shall), at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c), deliver to the Holder a new Warrant Certificate evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant Certificate. Unless otherwise agreed upon by the Holder in its sole discretion, such new Warrant Certificate shall in all other respects be identical to this Warrant Certificate.
(f)
Valid Issuance of Warrant Certificate and Warrant Shares; Payment of Taxes. The Company hereby represents, covenants and agrees:
(i)
This Warrant Certificate is, and any Warrant Certificate issued in substitution for or replacement of this Warrant Certificate shall be, upon issuance, duly authorized and validly issued.
(ii)
All Warrant Shares issuable upon the exercise of this Warrant Certificate (or any substitute or replacement Warrant Certificate) pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.
(iii)
The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any Trading Market upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
(iv)
The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant Certificate.
(g)
Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant Certificate is to be made in connection with a public offering, a Fundamental Change or any sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
(h)
Reservation of Shares.
(i)
During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant Certificate, the maximum number of Warrant Shares issuable upon the exercise of this Warrant Certificate, and the par value per Warrant Share shall at all times be less than or equal to the Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant Certificate above the Exercise Price, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant Certificate.

(i)
Delivery of Electronic Shares. If the Company has a Transfer Agent and the Transfer Agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder and in lieu of delivering physical certificates representing any shares of Common Stock (including any Warrant Shares) to be delivered under or in connection with this Warrant Certificate, the Company shall use its commercially reasonable best efforts to cause the Transfer Agent to electronically transmit such Common Stock to the Holder by crediting the account of the Holder’s prime broker with the DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.
(j)
Make Whole. In addition to any other rights available to the Holder, if as a result of a Delivery Failure in respect of Warrant Shares the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale anticipated to be made by the Holder of all or portion of such Warrant Shares which are the subject of such Delivery Failure (an “Anticipated Sale”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) an amount equal to the product of (A) the number of Warrant Shares that the Holder anticipated to sell in such Anticipated Sale, multiplied by (B) the Exercise Price that would have been payable for such Warrant Shares, and (ii) at the option of the Holder, either reinstate the portion of this Warrant Certificate and equivalent number of Warrant Shares in respect of which such Delivery Failure occurred or deliver to the Holder the number of Warrant Shares that would have been issued had the Company timely complied with its obligations hereunder to issue such Warrant Shares upon such exercise. The Holder shall provide the Company written notice indicating the amounts payable to the Holder, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to any Delivery Failure.
(k)
Dispute Resolution. In the case of any dispute as to the determination of Fair Market Value, any closing sales price or VWAP of the Common Stock, the arithmetic calculation of the Exercise Price or any other computation required to be made hereunder, in the event the Holder and the Company are unable to settle such dispute within five (5) Business Days, then either party may elect to submit the disputed matter(s) for resolution. Such investment bank’s determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error, and the Company and the Holder shall each pay one half of the fees and costs of such investment banker or accountant.
(l)
Automatic Exercise. If a Liquidity Event occurs with respect to the Company at any time prior to the expiration of the Exercise Period and there remain any Warrant Shares subject to this Warrant Certificate, this Warrant Certificate shall be deemed to be automatically exercised in full for the full number of remaining Warrant Shares, without the requirement for the delivery of an Exercise Certificate, and the Holder shall receive its pro rata share of the proceeds from such Liquidity Event as if the Warrant Shares were outstanding immediately prior to the Liquidity Event (subject to set-off against the Aggregate Exercise Price); provided that unless the giving of notice is not possible due to the circumstances of the Liquidity Event, the Company shall give the Holder notice of any anticipated Liquidity Event as soon as practicable but in any event not less than ten (10) Business Days prior to the anticipated consummation of the Liquidity Event and if the Holder does not wish to automatically have this Warrant Certificate exercised, the Holder may opt out of such automatic exercise by written notice to the Company in advance of the consummation of the Liquidity Event. For the avoidance of doubt, if the Holder opts out of having the Warrant Certificate exercised in connection with a Liquidity Event then, if the Liquidity Event involves a merger or consolidation of the Company with or into another entity and (x) the Company is the surviving entity, this Warrant Certificate shall continue to remain outstanding following the consummation of the Liquidity Event for the duration of the Exercise Period or (y) if the Company is not the surviving entity, this Warrant Certificate shall be reissued for equity securities in the entity that survives the Liquidity Event and shall remain outstanding for the duration of the Exercise Period.
(m)
Treatment of Warrant Certificate Upon Acquisition of Company.
(i)
For the purpose of this Warrant Certificate, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing a majority of the Company’s then-total outstanding combined voting power.
(ii)
In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash (a “Cash Acquisition”), either (x) Holder shall exercise this Warrant Certificate pursuant to Section 3 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Cash Acquisition or (y) if Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such Cash Acquisition.
(iii)
The Company shall provide Holder with written notice of its request relating to the Cash Acquisition (together with such information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash Acquisition giving rise to such notice), which is to be delivered to Holder not less than thirty (30) days prior to the closing of the proposed Cash Acquisition. Notwithstanding the foregoing, if, immediately prior to the Cash Acquisition, the fair market value of one Warrant Share above would be greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant a Cashless Exercise with respect to all Warrant Shares for which it shall not previously have been exercised, and the Company shall promptly notify the Holder of the number of shares of Common Stock (or such other securities) issued upon such exercise to the Holder.

(iv)
Upon the closing of any Acquisition other than a Cash Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the shares of Common Stock issuable upon exercise of the unexercised portion of this Warrant as if such shares of Common Stock were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.
(n)
Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to this Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the Exercise Certificate, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock equivalents beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock equivalents issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock equivalents which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates, and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(n), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(n) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Certificate shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(n), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice from the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder, the Company shall within three (3) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock and Common Stock equivalents outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of this Warrant if at the time of exercise the Company is a “reporting issuer” under the Securities Exchange Act of 1934. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(n) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.
Section 4.
Anti-Dilution Adjustments. In order to prevent dilution of the purchase rights granted under this Warrant Certificate, the number of Warrant Shares issuable upon exercise of this Warrant Certificate shall be subject to adjustment from time to time as provided in this Section 4.
(a)
Adjustment to Number of Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in options or convertible securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares issuable upon exercise of this Warrant Certificate immediately prior to any such dividend, distribution or subdivision shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant Certificate immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.
(b)
Adjustment to Number of Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger.
(i)
Unless the Holder otherwise consents (in its sole discretion), in the event of any (A) capital reorganization of the Company, (B) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (C) Fundamental Change or (D) other similar transaction (other than any such transaction covered by Section 3(m) or Section 4(a)), including a Liquidity Event in which the Warrant Certificate is not exercised, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock:
(1)
this Warrant Certificate shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant Certificate, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant Certificate in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant Certificate); and
(2)
appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant Certificate to insure that the provisions of this Section 4 shall thereafter be applicable, as nearly as possible, to this Warrant Certificate in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant Certificate.

The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions.

(ii)
Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by this Section 4(b), the Holder shall have the right to elect, prior to the consummation of such event or transaction, to exercise its rights under Section 2 instead of giving effect to Section 4(b)(i).
(c)
Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the number of Warrant Shares issuable upon exercise of this Warrant Certificate so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided that no such adjustment pursuant to this Section 4(c) shall decrease the number of Warrant Shares issuable hereunder as otherwise determined pursuant to this Section 4.
(d)
Certificate as to Adjustment.
(i)
As promptly as reasonably practicable following any adjustment of the number of Warrant Shares issuable upon exercise of this Warrant Certificate, but in any event not later than three Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.
(ii)
As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than three Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the number of Warrant Shares for which this Warrant Certificate is exercisable, or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of this Warrant Certificate.
(e)
Notices. In the event that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of this Warrant Certificate):
(i)
for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(ii)
approving or enabling any capital reorganization of the Company, any reclassification of the Common Stock of the Company or any Fundamental Change;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least thirty (30) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such Fundamental Change is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of this Warrant Certificate) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such Fundamental Change, and the amount per share and character of such exchange applicable to this Warrant Certificate and the Warrant Shares.

Section 5.
Purchase Rights. In addition to any adjustments pursuant to Section 4, if at any time the Company grants, issues or sells any shares of Common Stock or rights to purchase capital stock, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder shall be entitled (but not required) to acquire, upon the same terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant Certificate immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
Section 6.
Registration Rights.
(a)
Piggyback Registration Rights. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities, the Company shall, at such time, promptly give the Holder notice of such registration. Upon the request of the Holder given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the Warrant Shares that the Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6(a) before the effective date of such registration, whether or not the Holder has elected to include Warrant Shares in such registration.
(b)
Shelf Registration. In addition to the rights set forth in Section 6(a), on or prior to the date ninety (90) days after the Issue Date (the “Filing Date”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 6(b) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that the Holder no longer owns any Registrable Securities (including underlying this Warrant Certificate).
(c)
Company Obligations; Cooperation. With respect to any Registration Statement covering any Warrant Shares, the Company shall be responsible for preparing and filing the Registration Statement, keeping such Registration Statement effective for a reasonable amount of time, preparing amendments and supplements to such Registration Statement, entering into a customary underwriting agreement with respect to such registration (if applicable), and complying with all other legal and regulatory requirements relating to such Registration Statement. The Holder shall reasonably cooperate with the Company with respect to the preparation and filing of any Registration Statement pursuant to which any of its Registrable Securities shall be registered. All expenses associated with a registration under this Section 6 shall be borne by the Company.
(d)
Indemnification.
(i)
To the extent permitted by law, the Company will indemnify and hold harmless the Holder, and the partners, members, officers, directors, and stockholders of the Holder; legal counsel and accountants for the Holder; any underwriter (as defined in the Securities Act) for the Holder; and each Person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any loss, damage, claim or liability, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which any loss, damage, claim or liability may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6(d)(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any loss, damage, claim or liability to the extent arising out of or based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(ii)
To the extent permitted by law, the Holder will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Person selling securities in such registration statement, and any controlling Person of any such underwriter or other Person, against any loss, damage, claim or liability, in each case only to the extent that such loss, damage, claim or liability arises out of or is based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and the Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which loss, damage, claim or liability may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6(d)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Holder by way of indemnity or contribution under this Section 6(d) exceed the proceeds from the offering received by the Holder (net of expenses), except in the case of fraud or willful misconduct by the Holder.
(e)
Rule 144 Reporting. With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S‑3, the Company shall:
(i)
make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the effective date of the registration statement filed by the Company for its initial public offering;
(ii)
use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(iii)
furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) to the extent accurate, a written statement by the Company that it qualifies as a registrant whose securities may be resold pursuant to Form S‑3; and (B) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S‑3.
Section 7.
Warrant Register. The Company shall keep and properly maintain at its principal executive offices a register (the “Warrant Register”) for the registration of this Warrant Certificate and any transfers thereof. The Company may deem and treat the Person in whose name this Warrant Certificate is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant Certificate effected in accordance with the provisions of this Warrant Certificate.
Section 8.
Transfer of Warrant Certificate. Subject to Section 12 hereof, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant Certificate to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B. Upon such compliance, surrender and delivery, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of this Warrant Certificate, if any, not so assigned and this Warrant Certificate shall promptly be cancelled.
Section 9.
The Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant Certificate, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant Certificate shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant Certificate or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 9, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
Section 10.
Replacement on Loss; Division and Combination.
(a)
Replacement of Warrant Certificate on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant Certificate for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant Certificate of like tenor and exercisable for an equivalent number of Warrant Shares as this Warrant Certificate so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant Certificate in identifiable form is surrendered to the Company for cancellation.
(b)
Division and Combination of Warrant Certificate. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or other assignment which may be involved in such division or combination, this Warrant Certificate may be divided or, following any such division of this Warrant Certificate, subsequently combined with other Warrant Certificates, upon the surrender of this Warrant Certificate or Warrant Certificates to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant Certificate or Warrant Certificates in exchange for this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice. Such new Warrant Certificate or Warrant Certificates shall be of like tenor to the surrendered Warrant Certificate or Warrant Certificates and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice.
Section 11.
No Impairment. The Company shall not, by amendment of its Charter or Bylaws, through any shareholders, voting or similar agreement, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant Certificate.
Section 12.
Compliance with the Securities Act.
(a)
Agreement to Comply with the Securities Act, etc.
(i)
Legend. The Holder, by acceptance of this Warrant Certificate, agrees to comply in all respects with the provisions of this Section 12 and the restrictive legend requirements set forth on the face of this Warrant Certificate and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant Certificate or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. Subject to clause (ii) below, this Warrant Certificate and all Warrant Shares issued upon exercise of this Warrant Certificate (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT Certificate AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT Certificate HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS

UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(ii)
Removal of Restrictive Legends. Neither this Warrant Certificate nor any certificates evidencing Warrant Shares or any other shares of Common Stock issuable or deliverable under or in connection with this Warrant Certificate shall contain any legend restricting the transfer thereof (including the legend set forth above in clause (i)) in any of the following circumstances: (A) while a Registration Statement covering the sale or resale of Warrant Shares is effective under the Securities Act, (B) following any sale of this Warrant Certificate, any Warrant Shares or any other shares of Common Stock issued or delivered to the Holder under or in connection here with pursuant to Rule 144, (C) if this Warrant Certificate, Warrant Shares or any other such share of Common Stock are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent if required by such Transfer Agent to effect the issuance of Warrant Shares or the or any other shares of equity securities issuable or deliverable under or in connection with this Warrant Certificate, as applicable, without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of this Warrant Certificate, the Warrant Shares or such other shares of equity securities, then this Warrant Certificate, Warrant Shares or other equity securities, as the case may be, shall be issued free of all legends.
(iii)
Replacement Warrant Certificate. The Company agrees that at such time as the Unrestricted Conditions have been satisfied it shall promptly (but in any event within three (3) Business Days) following written request from the Holder issue a replacement Warrant Certificate or replacement Warrant Shares or replacement shares in respect of such other Common Stock, as the case may be, free of all restrictive legends.
(iv)
Sale of Unlegended Shares. The Holder agrees that the removal of the restrictive legend from this Warrant Certificate and any certificates representing securities as set forth in Section 12(a)(ii) above is predicated upon the Company’s reliance that the Holder will sell this Warrant Certificate or any such securities pursuant to either an effective Registration Statement or otherwise pursuant to the requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.
(b)
Representations of the Holder. In connection with the issuance of this Warrant Certificate, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant Certificate as follows:
(i)
The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant

Certificate and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant Certificate or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.
(ii)
The Holder understands and acknowledges that this Warrant Certificate and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
(iii)
The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant Certificate and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant Certificate and the business, properties, prospects and financial condition of the Company.
Section 13.
Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company: Biodesix, Inc.

919 West Dillon Road

Louisville, CO 80027

Attention: Scott Hutton/Robin Harper Cowie

E-mail: scott.hutton@biodesix.com/robin.cowie@biodesix.com

with a copy to:

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, CA 94104

Attention: Frank Rahmani/Samir Gandhi

E-mail: frahmani@sidley.com/sgandhi@sidley.com

If to the Holder: Perceptive Credit Holdings IV, LP

c/o Perceptive Advisors LLC

51 Astor Place, 10th Floor

New York, NY 10003

Attention: Sandeep Dixit

E-mail: Sandeep@perceptivelife.com

PCOFReporting@perceptivelife.com

with a copy to: Chapman and Cutler LLP

1270 Avenue of the Americas

New York, NY 10020

Attention: Nicholas Whitney

whitney@chapman.com

Section 14.
Cumulative Remedies. The rights and remedies provided in this Warrant Certificate are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.
Section 15.
Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant Certificate would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction. The Holder and the Company further acknowledge and agree that (i) sums payable hereunder are meant to be treated as liquidated damages and not penalties, (ii) the amount of loss or damages likely to be incurred by the Holder as a result of the Company’s breach of any its obligations hereunder is incapable or is difficult to precisely estimate, (iii) the amounts payable hereunder (and calculations in respect thereof) are reasonable and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (iv) the parties hereto are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.
Section 16.
Entire Agreement. This Warrant Certificate constitutes the sole and entire agreement of the parties to this Warrant Certificate with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
Section 17.
Successor and Assigns. This Warrant Certificate and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a “Holder” for all purposes hereunder.
Section 18.
No Third-Party Beneficiaries. This Warrant Certificate is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder,

permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant Certificate.
Section 19.
Headings. The headings in this Warrant Certificate are for reference only and shall not affect the interpretation of this Warrant Certificate.
Section 20.
Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant Certificate may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant Certificate shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 21.
Severability. If any term or provision of this Warrant Certificate is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant Certificate or invalidate or render unenforceable such term or provision in any other jurisdiction.
Section 22.
Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.
Section 23.
Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant Certificate or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 24.
Waiver of Jury Trial. Each of the Company and the Holder acknowledges and agrees that any controversy which may arise under this Warrant Certificate is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant Certificate or the transactions contemplated hereby.
Section 25.
Counterparts. This Warrant Certificate may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant Certificate delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Certificate.
Section 26.
No Strict Construction. This Warrant Certificate shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant Certificate on the Issue Date.

BIODESIX, INC.

By ____/s/ Robin Harper Cowie______________

Name: Robin Harper Cowie

Title: Chief Financial Officer

Signature Page

Warrant Certificate

Accepted and agreed,

PERCEPTIVE CREDIT HOLDINGS IV, LP

By: Perceptive Credit Opportunities GP, LLC, its general partner

By: /s/ Sandeep Dixit

Name: Sandeep Dixit

Title: Chief Credit Officer

By: /s/ Sam Chawla

Name: Sam Chawla

Title: Portfolio Manager

Signature Page

Warrant Certificate

Exhibit A
to Warrant Certificate

Form of Exercise CERTIFICATE

(To be signed only upon exercise of Warrant Certificate)

To: ________________

The undersigned, as holder of a right to purchase shares of Common Stock of Biodesix, Inc. a Delaware corporation (the “Company”), pursuant to that certain Warrant Certificate of the Company, dated as of February 25, 2026 and bearing Warrant Certificate No. [__] (the “Warrant Certificate”), hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, [________ (_____)] shares of Common Stock of the Company comprising Warrant Shares and herewith makes payment of [___________ Dollars ($________)] therefor by the following method:

(Check all that apply):

______ (check if applicable) The undersigned hereby elects to make payment of the Aggregate Exercise Price of [__________ Dollars ($_______)] for [(______)] shares of Common Stock comprising Warrant Shares using the method described in Section 3(b)(i).

______ (check if applicable) The undersigned hereby elects to make payment of the Aggregate Exercise Price of [__________ Dollars ($_______)] for [(______)] shares of Common Stock comprising Warrant Shares using the method described in Section 3(b)(ii).

______ (check if applicable) The undersigned hereby elects to make payment of the Aggregate Exercise Price of [__________ Dollars ($_______)] for [(______)] shares of Common Stock comprising Warrant Shares using the method described in Section 3(b)(iii).

Unless otherwise defined herein, capitalized terms have the meanings provided in the Warrant Certificate.

DATED: ______________

PERCEPTIVE CREDIT HOLDINGS IV, LP

By _______________________________________

Name:

Title:

A-1

Exhibit B
to Warrant Certificate

Form of Assignment

THE UNDERSIGNED, Perceptive Credit Holdings IV, LP, is the holder (in such capacity, the “Holder”) of a warrant certificate issued by Biodesix, Inc., a Delaware corporation (the “Company”), bearing Warrant Certificate No. [__] (the “Warrant Certificate”), entitling the Holder to purchase up to [___] shares of the Company’s Common Stock. Unless otherwise defined, capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate.

FOR VALUE RECEIVED, the Holder hereby sells, assigns and transfers to [NAME OF ASSIGNEE] (the “Assignee”) the right to acquire [all Warrant Shares entitled to be purchased upon exercise of the Warrant Certificate] [______] of the Warrant Shares entitled to be purchased upon exercise of the Warrant Certificate]. In furtherance of the foregoing assignment, the Holder hereby irrevocably instructs the Company to (i) memorialize such assignment on the Warrant Register as required pursuant to Section 7 of the Warrant Certificate, and (ii) pursuant to Section 8 of the Warrant Certificate, execute and deliver to the Assignee [and the Holder] a new Warrant Certificate [new Warrant Certificates] reflecting the foregoing assignment ([each] a “Substitute Warrant Certificate”).

The Assignee acknowledges and agrees that its Substitute Warrant Certificate and the Warrant Shares to be issued upon exercise thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of its Substitute Warrant Certificate or any Warrant Shares to be issued upon exercise or conversion thereof except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. The Assignee represents and warrants for the benefit of the Company that the Assignee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

To the extent required pursuant to Section 12 of the Warrant Certificate, the Assignee acknowledges and agrees that a restrictive legend shall be applied to the Assignee’s Substitute Warrant Certificate and the Warrant Shares issuable upon exercise of such certificate substantially consistent with the legend set forth in Section 12(a)(i).

[SIGNATURE PAGE FOLLOWS]

B-1

PERCEPTIVE CREDIT HOLDINGS IV, LP

By _______________________________________

Name:

Title:

Accepted and agreed,

[NAME OF ASSIGNEE]

By _______________________________________

Name:

Title:

B-2